UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 08, 2025

CTS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Indiana	1-4639	35-0225010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4925 Indiana Avenue
Lisle, Illinois		60532
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (630) 577-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CTS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders (the “Annual Meeting”) on May 8, 2025. At the Annual Meeting, all director nominees were elected. Proposals 2 and 3 were approved. The proposals below are described in more detail in the Company’s definitive proxy statement filed on March 28, 2025 (the “Proxy Statement”) for the Annual Meeting. The final results were as follows:

PROPOSAL 1 – Election of seven directors until the next annual meeting of shareholders:

DIRECTOR NOMINEE	NUMBER OF VOTES FOR	NUMBER OF VOTES AGAINST	NUMBER OF ABSTENTIONS	NUMBER OF BROKER NON-VOTES
Donna M. Costello	27,231,459	68,551	16,503	771,044
Amy M. Dodrill	27,019,436	273,811	23,266	771,044
William S. Johnson	27,125,567	174,469	16,477	771,044
Kieran M. O’Sullivan	26,865,017	432,766	18,730	771,044
Robert A. Profusek	26,257,754	1,042,477	16,282	771,044
Randy L. Stone	27,007,843	291,992	16,678	771,044
Alfonso G. Zulueta	26,996,687	294,308	25,518	771,044

PROPOSAL 2 – Approval, on a non-binding advisory basis, of the compensation of our named executive officers as described in the Proxy Statement:

NUMBER OF VOTES FOR	NUMBER OF VOTES AGAINST	NUMBER OF ABSTENTIONS	NUMBER OF BROKER NON-VOTES
26,405,567	829,460	81,486	771,044

PROPOSAL 3 – Ratification of the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025:

NUMBER OF VOTES FOR	NUMBER OF VOTES AGAINST	NUMBER OF ABSTENTIONS
27,571,033	510,588	5,936

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 12, 2025	By:	/s/ Deanna R. Kunze
Deanna R. Kunze Deputy General Counsel and Corporate Secretary